Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-163368 on Form S-1 of our report dated March 9, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Harrah’s Entertainment, Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings “Summary Historical Consolidated Financial Data of Harrah’s Entertainment, Inc.” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 17, 2010